Exhibit 10.1

PARAGON REAL ESTATE EQUITY & INVESTMENT TRUST

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is entered into as of November 20, 2015 (the “Effective Date”), by and between Paragon Real Estate Equity & Investment Trust, a Maryland corporation (the “Company”), and _____________________, an individual (the “Subscriber”).

R E C I T A L S:

A. The Company proposes to borrow an aggregate sum of One Hundred Ninety-Seven Thousand Seven Hundred Eighty Dollars ($197,780) (the “Principal Amount”) from various parties, including trustees of the Company.

B. The purpose of this Agreement is to set forth the terms and provisions of the purchase of the Company’s Convertible Note in the form attached hereto as Exhibit A (the “Note”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Issuance of Note. Upon delivery by the Subscriber of his or her portion of the Principal Amount, the Subscriber shall be issued a Note in the amount of such portion of the Principal Amount.

2. Term of the Notes. Each Note shall stop accruing interest on the third (3rd) anniversary of the date of issuance of such note (the “Maturity Date”).

3. Optional Conversion by Subscriber at Maturity Date. At the Subscriber’s option, the Subscriber may elect to be paid in cash in full on the Maturity Date for the Subscriber’s portion of the Principal Amount of the Note, plus interest accrued to the Maturity Date, or the Subscriber may at any time on or before the Maturity Date elect to convert such amounts into shares of common stock of the Company (the “Shares”), which may or may not be represented by certificated Shares, pursuant to the terms of Section 5(a). The Subscriber must notify the Company, in writing, no later than thirty (30) days prior to the Maturity Date of the Subscriber’s election. Failure to notify the Company within such timeframe will result in the automatic conversion of the Note(s) pursuant to Section 5.

4. Optional Call by Company. Beginning six (6) months from the date hereof and on or before the Maturity Date, the Company may call the entirety of the Notes from all Subscribers by giving five (5) business days written notice to the Subscribers, at which time each Subscriber may either (i) elect to convert the Principal Amount of the Note plus interest accrued to the Conversion Date pursuant to Section 5, or (ii) elect to be paid in cash at the end of such five (5) business days an amount equal to the Principal Amount of the Note, plus interest accrued to such date.

5. Conversion.

(a) Conversion into Shares. The Notes may be converted into Shares at the option of the Subscriber on or before the Maturity Date (any such date, the “Conversion Date”). The number of Shares into which the Notes shall be converted shall equal the quotient obtained by dividing the Principal Amount of the Note plus interest accrued to the Conversion Date, by $1.331.

(b) Mechanics of Conversion. On the Conversion Date, the Subscriber shall surrender the Note(s) at the Company’s principal business office, and shall state therein the name or names in which the Shares of the Company shall be reflected in the Company’s books and records, or in which a certificate or certificates for Shares are to be issued. The Company at its expense shall, as soon as practicable thereafter, issue and deliver at such office to such Subscriber, or to the nominee or nominees of such Subscriber, a certificate or certificates for the number of Shares to which such Subscriber shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record Subscriber or Subscribers of such Shares as of such date.

(c) No Impairment. The Company will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Subscriber against impairment.

(d) Taxes on Conversion. The issue of certificates on conversion of the Note(s) shall be made without charge to the converting Subscriber for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Shares in any name other than that of the Subscriber, and the Company shall not be required to issue or deliver any certificate in respect of such Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The taxes due upon conversion, as reasonably calculated by the Company, may be paid by the Subscriber by surrendering to the Company Shares at the then current market price equal to the value of the taxes.

(e) Reservation of Conversion Securities. The Company agrees that the Company will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of the Notes, the Shares as from time to time shall be receivable upon the conversion of the Notes.

(f) No Rights as Shareholder. The Subscriber of the Note(s) shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

(g) Fractional Shares. The Company shall not be required to issue certificates representing fractional Shares.

(h) Release. Upon conversion of each Note, the Company will be forever released from all of its obligations and liabilities under such Note including, without limitation, the obligation to repay the principal amount and any accrued interest.

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6. Subscribers Representations; Acknowledgments Regarding Risk.

(a) The Subscriber hereby represents and warrants to the Company as follows:

(i) The Subscriber is acquiring the Note(s) for the Subscriber’s own account and not as a nominee or agent for any other person, and not with the view to, or for sale in connection with, any distribution thereof;

(ii) The Subscriber is an “accredited investor,” as the Subscriber is a person or entity described in one of the items in Exhibit B attached hereto;

(iii) The Subscriber, by reason of the Subscriber’s business or financial experience, has the capacity to protect the Subscriber’s own interests in connection with the purchase of the Note;

(iv) The Subscriber has adequate means of providing for Subscriber’s current means and possible personal contingencies, is able to bear the economic risk of this investment, including the total loss thereof, and is able to hold the Note(s) indefinitely;

(v) The Subscriber has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment in the Company; and

(vi) The Subscriber has been provided with, and access to, all information which the Subscriber has deemed material or relevant to the Subscriber’s decision to purchase the Note, and all questions which the Subscriber had with respect to the purchase of the Note(s) have been answered by an officer or director of the Company.

(b) The Subscriber acknowledges and understands that:

(i) The offer and sale of the Notes has not been registered under the Securities Act of 1933, as amended (the “Act”), and that, accordingly, it will not be transferable except as permitted under various exemptions set forth in such Act, or upon satisfaction of the registration and prospectus delivery requirements of the Act, and that there will be a legend printed upon each Note so indicating;

(ii) There is no public market for the Notes and currently a limited public market for the Shares of the Company upon conversion, and a robust public market may never exist for the Note(s) or Shares issued upon conversion; and

(iii) The Notes may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless the Subscriber first provides to the Company and opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Act and the registration or qualification requirements of any applicable state securities’ law.

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7. Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes, Shares issuable on conversion thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Effective Date. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Capitalization. Except for the items set forth on Schedule 6(c) hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any Shares.

(d) Disclosure. The Company and the Subscriber have engaged in a due diligence process, and in connection with that process the Company has made available to the Subscriber all the information reasonably available to the Company that the Subscriber has requested for deciding whether to acquire the Notes and all information that the Company believes is reasonably necessary to enable the Subscriber to make such a decision. Assuming the accuracy of the Subscriber’s representations regarding his or her sophistication with respect to investments in companies similar to the Company and in light of the due diligence process mentioned above, to the Company’s knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

8. Unsecured Obligations. The Subscriber hereby agrees that the obligations of the Company created by this Agreement and the Notes shall remain unsecured.

9. Additional Agreements.

(a) Securities Law Filings. Following the Effective Date, the Company shall timely file any notice that may be required under applicable federal and/or state securities or blue sky laws, including, without limitation, a Form D with respect to the Notes as required by Rule 506 under Regulation D of the Act, and provide copies thereof to the Subscriber after such filing(s).

(b) Share Purchase Agreement. Each Subscriber understands and agrees that the conversion of the Notes into equity securities of the Company will require such Subscriber’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities.

(c) Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for general working capital purposes.

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10. Miscellaneous.

(a) Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Entire Agreement. This Agreement and the exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether written or oral, and shall not be modified except by a writing signed by the parties hereto.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Ohio, and the laws of such state (other than conflict of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

(d) Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

(e) No Waiver. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event any party shall on any occasion fail to perform any term of this Agreement and the other parties shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement of that or any other term hereof on any other occasion.

(f) Severability. If any section of this Agreement is held invalid by any law, rule, order, regulation, or promulgation of any jurisdiction, such invalidity shall not affect the enforceability of any other sections not held to be invalid.

(g) Counterparts. This Agreement and any amendment thereof may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission), on the day of delivery, or (ii) if delivered by registered or certified mail (return receipt requested), three (3) Business Days after mailing, (iii) if delivered by first class mail, three (3) Business Days after mailing, or (iv) if by electronic mail, on the date of such transmission. Notices shall be deemed to be properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

if to Subscriber, to:

Telephone: (___) ___-____
Facsimile: (___) ___-____
Email: ___________________

if to the Company:

Paragon Real Estate Equity & Investment Trust
10011 Valley Forge Drive
Houston, TX 77042
Attention: John J. Dee
Telephone: (440) 283-6319
Facsimile: (713) 465-8847

(i) Amendment of Notes. Any provision of the Notes may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Subscriber. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Subscriber.

(j) Mediation. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association by a mediator agreed upon in writing by the parties, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event the Parties fail to agree upon the choice of a mediator, each party shall appoint one individual representative and the two Party representatives shall, between themselves, choose a mediator. The Parties hereby agree that the said Mediation proceedings be held in Harris County, Texas.

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The Company and the Subscriber have executed this Agreement as of the Effective Date/.

“Company”

Paragon Real Estate Equity & Investment Trust

By:
Name:
Title:

Address:	“Subscriber”

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

EXHIBIT A

Convertible Note

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OR SHARES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT COVERING THE OFFER AND SALE OF THE NOTE AND/OR THE SHARES OR SHARES, UNDER THE SECURITIES ACT OF 1933, OR (b) AN OPINION REASONABLY SATISFACTORY TO THE COMPANY FROM COUNSEL FOR SUBSCRIBER, OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR TO THE EFFECT THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION THEREOF.

PARAGON REAL ESTATE EQUITY & INVESTMENT TRUST

10% CONVERTIBLE NOTE

November 20, 2015	$______________
Note N- ___

Paragon Real Estate Equity and Investment Trust (the “Company”), for value received, hereby promises to pay to the order of _____________________ (the “Subscriber”) or the Subscriber’s registered assigns, the sum of ____________________________________ Dollars ($______________), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, on the third anniversary of the date above or may elect to convert the Note into Shares pursuant to the terms of the Purchase Agreement (as defined below).

This Convertible Note (the “Note”) has been issued pursuant and subject to that certain Convertible Note Purchase Agreement, dated November 20, 2015, by and among the Company and the Subscriber, as the same may from time to time be amended, modified or supplemented (the “Purchase Agreement”). The Subscriber is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. Terms not defined herein shall have the meaning ascribed to it in the Purchase Agreement. If there is any conflict between the terms of the Purchase Agreement and the Note, the Purchase Agreement shall govern.

The following is a statement of the rights of the Subscriber and the conditions to which this Note is subject, and to which the Subscriber hereof, by the acceptance of this Note, agrees:

1. Interest.

(a) Interest Rate. The unpaid principal balance of this Note shall bear simple interest at a rate equal to ten percent (10%) per annum from the date hereof and be deferred until the earlier of the (i) Maturity Date, (ii) the Conversion Date, or (iii) the date this Note is paid in full.

(b) Maximum Rate Permitted by Law. In the event that any interest rate provided for in this Section 1 shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty.

2. Merger, Consolidation.

(a) Acceleration on Merger, Consolidation. In the event of (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other company reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company’s voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, then the principal and accrued interest on this Note shall be due and payable at the closing of any such transaction (either event, a “Change in Control”).

(b) Notices. The Company shall give the Subscriber written notice of such impending transaction not later than seven (7) days prior to the shareholders’ meeting called to approve such transaction, or, if approved by the written consent of the shareholders, seven (7) days prior to the closing of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2 and the Company shall thereafter give such Subscribers prompt notice of any material changes, provided, however, that the aforesaid periods may be shortened or waived upon the written consent of the Subscribers of the majority of the principal amount of Notes then outstanding.

3. Note Register. This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Subscriber of this Note as he or it appears on the Company’s books at any time as the Subscriber for all purposes.

4. Defaults and Remedies.

(a) Events of Default. An “Event of Default” shall occur if:

(i) the Company shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement;

(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for ninety (90) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

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(iii) the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in this paragraph, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, or (f) take any action for the purpose of effecting any of the foregoing.

(b) Acceleration. If an Event of Default occurs under Section 4(a)(ii) or (iii), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived pursuant to Section 6 below. If any other Event of Default occurs and is continuing the Subscriber, by written notice to the Company, may declare the principal of and accrued interest on this Note to be immediately due and payable.

5. Loss, etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Subscriber a new Note of like date, tenor and denomination.

6. Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Subscriber shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

7. Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) three (3) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth in the Purchase Agreement (or at such other address as may be communicated to the notifying party in writing).

8. Transferability. This Note evidenced hereby may not be pledged, sold, assigned or transferred except with the express written consent of the Company, which may be withheld in its sole discretion. Any pledge, sale, assignment or transfer in violation of the foregoing shall be null and void.

9. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

10. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

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11. Governing Law. This Note shall be governed by the laws of the State of Ohio, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

12. Mediation. Any controversy or claim arising out of or relating to this Note, or the breach thereof, shall be settled by mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association by a mediator agreed upon in writing by the parties, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event the Parties fail to agree upon the choice of a mediator, each party shall appoint one individual representative and the two Party representatives shall, between themselves, choose a mediator. The Parties hereby agree that the said Mediation proceedings be held in Harris County, Texas.

13. Payments. Each payment on this Note shall be due and payable in lawful money of the United States of America, at the address of Subscriber as shown on the books of the Company, in funds which are or will be available for next business day use by Subscriber. In any case where the payment of principal and interest hereon is due on a non-business Day, the Company shall be entitled to delay such payment until the next succeeding business day, but interest shall continue to accrue until the payment is, in fact, made.

“Company”

PARAGON REAL ESTATE EQUITY & INVESTMENT TRUST

By:
Name:
Title:

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EXHIBIT B

Accredited Investor

An “accredited investor” is:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of such person’s primary residence;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

8. Any entity in which all of the equity owners are accredited investors.